--------------------------------------------------------------------------------
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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                   (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12.

                              ACORN PRODUCTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ...................................

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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
                              ACORN PRODUCTS, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  MAY 30, 2001

                                       AND

                                 PROXY STATEMENT


================================================================================

                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                              ACORN PRODUCTS, INC.
                             390 W. Nationwide Blvd.
                              Columbus, Ohio 43215


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  April 30, 2001

To Our Stockholders:

         The Annual Meeting of Stockholders of Acorn Products, Inc. will be held at the Marriott Hotel near Chicago's O'Hare airport, 8535 West Higgins Road, Chicago, Illinois, on Wednesday, May 30, 2001, at 10:30 a.m., local time, for the following purposes:

         (1) To elect six directors of the Company, each to serve for terms expiring at the next Annual Meeting of Stockholders;

         (2) To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for fiscal 2001;

         (3) To approve an amendment increasing the number of shares available for issuance under the Company's Deferred Equity Compensation Plan for Directors from 73,000 to 200,000; and

         (4) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent certified public accountants will be present to answer your questions and to discuss the Company's business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                            By Order of the Board of Directors,

                                            John G. Jacob
                                            Secretary

--------------------------------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
--------------------------------------------------------------------------------

                              ACORN PRODUCTS, INC.

                             390 W. Nationwide Blvd.
                              Columbus, Ohio 43215
                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          -----------------------------


         This Proxy Statement is furnished to the stockholders of Acorn Products, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on May 30, 2001, and at any adjournment or postponement thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Company's Board of Directors. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's stockholders on approximately April 30, 2001.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the meeting. If no directions are made to the contrary, the proxy will be voted FOR the nominees for director named herein, FOR the ratification of Ernst & Young LLP as independent certified public accountants for the 2001 fiscal year, and FOR an amendment increasing the number of shares available for issuance under the Company's Deferred Equity Compensation Plan for Directors from 73,000 to 200,000. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Stockholders who attend the meeting may vote in person and their proxies will not be used.

         Holders of record of our common stock, at the close of business on April 23, 2001, will be entitled to vote at the Annual Meeting. At that time, we had 6,062,159 shares of our common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

ELECTION OF DIRECTORS

         The Company's Amended and Restated Bylaws provide that the number of directors shall be fixed by the Board. The total number of authorized directors currently is fixed at six. The nominees for directors, if elected, will serve for one-year terms expiring at the next Annual Meeting of Stockholders.

         William W. Abbott, Matthew S. Barrett, John J. Kahl, Jr., Stephen A. Kaplan, John L. Mariotti and A. Corydon Meyer currently serve as directors of the Company and are being nominated by the Board of Directors for re-election as directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Abbott, Barrett, Kahl, Kaplan, Mariotti and Meyer as directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the By-Laws or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee for director of the Company, such person's name, age, and his position with the Company:

                   NAME                 AGE                  POSITION
                   ----                 ---                  --------

             William W. Abbott           69          Chairman of the Board

             Matthew S. Barrett          41          Director

             John J. Kahl, Jr.           60          Director

             Stephen A. Kaplan           42          Director

             John L. Mariotti            59          Director

             A. Corydon Meyer            46          President, Chief Executive
                                                     Officer and Director

         William W. Abbott became a director in January 1997 and Chairman in October 1999. Mr. Abbott currently is self-employed as a business consultant. From August 1989 to January 1995, Mr. Abbott served as Senior Advisor to the United Nations Development Programme. In 1989, Mr. Abbott retired from 35 years of service at Procter & Gamble as a Senior Vice President in charge of worldwide sales, marketing and other operations. He currently serves as a member of the Boards of Directors of Horace Mann Educators Corporation, Fifth Third Bank of Naples, Florida and Millenium Bank of Edwards, Colorado, a member of the Advisory Board of Manco, Inc., a member of the Board of Overseers of the Duke Cancer Center and an Executive Professor at Florida Gulf Coast University.

         Matthew S. Barrett became a director in December 1993. Mr. Barrett is a managing director of Oaktree Capital Management, LLC ("Oaktree"). Prior to joining Oaktree, from 1991 to April 1995, Mr. Barrett was Senior Vice President of TCW Asset Management Company.

         John J. Kahl, Jr. became a director in December 1999. Mr. Kahl is currently President and CEO of Jack Kahl & Associates, LLC. From 1963 to 2000, Mr. Kahl served as Chief Executive Officer of Manco, Inc., a subsidiary of Henkel Corporation, the North American operating company of the Henkel Group. Mr. Kahl currently serves on the Boards of Directors of Royal Appliance Mfg. Co. and American Greetings Corporation.

         Stephen A. Kaplan became a director in December 1993. Mr. Kaplan is a principal of Oaktree, where he runs the Principal Fund Group. Prior to joining Oaktree, from November 1993 to April 1995, Mr. Kaplan was a managing director of TCW Asset Management Company. Mr. Kaplan currently serves as a member of the Boards of Directors of KinderCare Learning Centers, Inc., CollaGenex Pharmaceuticals, Inc., Biopure, Inc., Roller Bearing Company of America, Inc., Cherokee Investor Partners LLC, Earlychildhood.com, Forest Oil Corporation, Millennium Rail Holdings LLC, National Mobile Television, New Bristol Farms, and Stratagene Holding Corporation.

         John L. Mariotti became a director in December 1999. Mr. Mariotti currently serves as President of The Enterprise Group, a coalition of time-shared business advisors. From 1992 to 1994, Mr. Mariotti served as President of Rubbermaid's Office Products Group. From 1983 to 1992, Mr. Mariotti served as President of Huffy Bicycles. Mr. Mariotti is currently a Director of Home Care Industries and a member of the Advisory Board of Manco, Inc.

         A. Corydon Meyer became a director and the President and Chief Executive Officer of the Company and UnionTools in September 1999. Mr. Meyer joined the Company and UnionTools in June 1999 as Senior Vice President of Sales and Marketing. From 1998 to 1999, Mr. Meyer served as Vice President and Chief Operating Officer of Reiker Enterprises, Inc. Prior to that, Mr. Meyer served as Vice President and Business Unit Manager (1990-1998) of Lamson & Sessions Co. From 1977 to 1990, Mr. Meyer served in various manufacturing and sales positions with The Frigidaire Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had a total of five meetings during the fiscal year ended December 31, 2000 ("fiscal 2000"). During fiscal 2000, each of the directors, other than Mr. Kaplan, attended 75% or more of the total number of meetings of (i) the Board and (ii) the committees of the Board on which such director served. Directors who are employed by the Company receive no compensation for serving as directors. Non-employee directors receive the following annual compensation: (i) $20,000 paid, at the director's election, either in shares of our common stock pursuant to the Company's Deferred Equity Compensation Plan for Directors (the "Director Stock Plan") or one-half in cash and one-half in shares of our common stock pursuant to the Director Stock Plan;
(ii) stock options with an exercise price equal to the fair market value of our common stock on the date of grant, a Black-Scholes valuation of $25,000 and a ten year term issued under the Director Option Plan; and (iii) reimbursement of reasonable out-of-pocket expenses.

         In March 1997, the Company created a Management Development and Compensation Committee (the "Compensation Committee") and an Audit Committee (the "Audit Committee"). The Compensation Committee has the authority to (i) administer the Company's 1997 Stock Incentive Plan, including the selection of optionees and the timing of option grants, (ii) review and monitor key associate compensation policies and administer the Company's management compensation plans and (iii) monitor the performance of the Company's executive officers and develop succession and career planning related thereto. Currently, Messrs. Abbott (Chairman), Barrett, Kahl, Kaplan, and Mariotti serve on the Compensation Committee. During fiscal 2000, the Compensation Committee met one time. See the "Report of the Management Development and Compensation Committee of the Board of Directors" below.

         The Audit Committee recommends the annual appointment of the Company's independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. Currently, Messrs. Mariotti (Chairman), Abbott, Barrett and Kahl serve on the Audit Committee. During fiscal 2000, the Audit Committee met one time. See the "Report of the Audit Committee of the Board of Directors" below.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of our common stock by each person known by us to beneficially own more than 5% of the outstanding shares of our common stock, each of our directors individually, each of our Named Executive Officers individually, and all of our directors and executive officers as a group as of March 15, 2001:

                                                               SHARES BENEFICIALLY OWNED(1)(2)
                                                               -------------------------------
                                                                      NUMBER      PERCENT
                                                                     ---------    -------
The TCW Group, Inc.(3)                                               4,327,863     59.9%
OCM Principal Opportunities Fund, L.P.(4)                            1,740,891     26.2%
William W. Abbott(5)                                                   216,520      3.5%
Matthew S. Barrett(4)(6)                                             1,740,891     26.2%
John J. Kahl(7)                                                         33,334        *
Stephen A. Kaplan(4)(8)                                              1,740,891     26.2%
John L. Mariotti(9)                                                     38,534        *
A. Corydon Meyer(10)                                                   240,547      3.8%
John G. Jacob(11)                                                      107,651      1.8%
John Mackin(12)                                                         70,952      1.2%
Gary W. Zimmerman(13)                                                   27,300        *
Carol B. LaScala(14)                                                     2,500        *
J. Mitchell Dolloff(15)                                                      0        *
All directors and executive officers as a group (10 persons)(16)     2,478,229     34.0%

----------
* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) The address of the TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017. The address of OCM Principal Opportunities Fund, L.P. (the "Oaktree Fund"), Messrs. Barrett and Kaplan is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. The address of Mr. Abbott is 6923 Greentree Drive, Naples, Florida 34108. The address for Mr. Kahl is c/o Jack Kahl & Associates, LLC, Logos Communications Bldg., 26100 First Street, Westlake, Ohio 44145-1438. The address for Mr. Mariotti is 717 Brixworth Boulevard, Knoxville, Tennessee 37922-4775. The address for Messrs. Meyer, Jacob, Mackin, Zimmerman, and Ms. LaScala is c/o Acorn Products, Inc., 390 W. Nationwide Blvd., Columbus, Ohio 43215. The address for Mr. Dolloff is 2941 Greenwood Drive, Joplin, Missouri 64804.

(3) The TCW Group, Inc. is the parent corporation of TCW Asset Management Company ("TAMCO"). TAMCO is the managing general partner of TCW Special Credits, a general partnership among TAMCO and certain individual general partners (the "Individual Partners"). TCW Special Credits is
         (i) the general partner of four limited partnerships that hold shares of common stock (the "TCW Limited Partnerships") and (ii) the investment advisor for three third party accounts that hold shares of common stock (the "TCW Accounts"). The TCW Limited Partnerships and the TCW Accounts in the aggregate hold 2,148,583 shares of common stock and have the right to receive 688,671 shares of common stock upon conversion of their interests in a convertible term note (the "Note") issued by UnionTools, Inc., our operating subsidiary. The TCW Group, Inc. also is the parent corporation of Trust Company of the West, which is the trustee of four trusts that hold shares of common stock (the "TCW Trusts"). The TCW Trusts in the aggregate hold 1,013,466 shares of common stock and have the right to receive 477,143 shares of common stock upon conversion of their interests in the Note. The share numbers regarding the conversion of the Note do not include the right to receive additional shares of our common stock pursuant to the conversion of accrued but unpaid interest due under the Note. The following TCW Limited Partnerships and TCW Trusts individually beneficially own more than 5% of the outstanding shares of common stock: TCW Special Credits Fund III (660,003 shares or 10.9%); TCW Special Credits Fund IIIb (626,039 shares plus the right to receive 297,143 pursuant to conversion of the Note, or 14.5%); TCW Special Credits Plus Fund (227,807 shares plus the right to receive 108,571 shares upon conversion of the Note, or 5.5%); TCW

         Special Credits Trust (315,668 shares plus the right to receive 148,571 shares upon conversion of the Note, or 7.5%); Gryphon Domestic VI, LLC (227,781 shares plus the right to receive 108,571 shares upon conversion of the Note, or 5.5%); and TCW Special Credits Trust IIIb (447,152 shares plus the right to receive 211,429 shares upon conversion of the Note, or 10.5%). Certain of the Individual Partners also are principals of Oaktree Capital Management, LLC. The Individual Partners, in their capacity as general partners of TCW Special Credits, have been designated to manage the TCW Limited Partnerships, the TCW Accounts and the TCW Trusts. Although Oaktree provides consulting, research and other investment management support to the Individual Partners, Oaktree does not have voting or dispositive power with respect to the TCW Limited Partnerships, the TCW Accounts or the TCW Trusts.

(4) Includes the right to receive 548,571 shares of our common stock pursuant to conversion of the Note. In addition, includes 42,820 shares of common stock issuable pursuant to options exercisable within 60 days held by Stephen A. Kaplan for the benefit of the Oaktree Fund. Does not include (i) 34,563 shares of common stock issuable pursuant to the Director Stock Plan held by Stephen A. Kaplan for the benefit of the Oaktree Fund, and (ii) the right to receive additional shares of our common stock pursuant to the conversion of accrued but unpaid interest due under the Note. Oaktree Capital Management, LLC, as the general partner of the Oaktree Fund, has voting and dispositive power over the shares held by the Oaktree Fund and may be deemed a beneficial owner of such shares.

(5) Includes 142,820 shares of common stock issuable pursuant to stock options exercisable within 60 days. Does not include 7,624 shares of common stock issuable pursuant to the Director Stock Plan.

(6) Reflects shares of common stock owned by the Oaktree Fund. To the extent that Mr. Barrett, as a managing director of Oaktree, participates in the process to vote or dispose of any such shares, he may be deemed under such circumstances for the purpose of Section 13 of the Exchange Act to be the beneficial owner of such shares of common stock. Mr. Barrett disclaims beneficial ownership of such shares of common stock. Does not include 42,820 shares of common stock issuable pursuant to options exercisable within 60 days and 34,563 shares of common stock issuable pursuant to the Director Stock Plan. All such compensation paid to Mr. Barrett is donated to charity.

(7) Includes 33,334 shares of common stock issuable pursuant to stock options exercisable within 60 days. Does not include 13,470 shares of common stock issuable pursuant to the Director Stock Plan.

(8) Reflects shares of common stock owned by the Oaktree Fund. To the extent that Mr. Kaplan, as a principal of Oaktree, participates in the process to vote or dispose of any such shares, he may be deemed under such circumstances for the purpose of Section 13 of the Exchange Act to be the beneficial owner of such shares of common stock. Mr. Kaplan disclaims beneficial ownership of such shares of common stock. Pursuant to Oaktree's policy, all compensation paid to Mr. Kaplan is contributed to the Oaktree Fund.

 (9) Includes 33,334 shares of common stock issuable pursuant to stock options exercisable within 60 days. Does not include 13,470 shares of common stock issuable pursuant to the Director Stock Plan.

 (10) Includes vested options to purchase 219,047 shares of common stock issued in accordance with the 1997 Stock Incentive Plan and 10,000 shares of common stock which are subject to a restricted stock agreement between Mr. Meyer and the Company.

(11) Includes 107,651 shares of common stock issuable pursuant to options exercisable within 60 days.

(12) Includes 70,952 shares of common stock issuable pursuant to options exercisable within 60 days.

(13) Includes 25,000 shares of common stock issuable pursuant to options exercisable within 60 days.

(14) Includes 2,500 shares of common stock issuable pursuant to options exercisable within 60 days.

(15) Mr. Dolloff's employment with the Company and UnionTools ended upon his resignation on July 28, 2000.

(16)     See notes (5) through (15) above.

EXECUTIVE OFFICERS

         In addition to Mr. Meyer, the following persons are our executive officers:

         John G. Jacob, age 41, was named Vice President and Chief Financial Officer of the Company in June 1999. From 1998 to June 1999, Mr. Jacob served as Vice President of Finance for Sun Apparel Company/Polo Jeans Company. Prior to that, Mr. Jacob served as Vice President of Finance and Treasurer of Maidenform Worldwide, Inc. from 1996 to 1998. From 1991 to 1996, Mr. Jacob served in various positions at Kayser-Roth Corporation, most recently as Vice President and Treasurer.

         John Mackin, age 43, was named Vice President of Sales and Marketing of the Company in July 2000. From October 1999 to July 2000, Mr. Mackin served as Vice President of Marketing for the Company. Mr. Mackin joined UnionTools in February 1999 as Vice President, Sales and Marketing, Watering Products. Prior to that, Mr. Mackin served as Director of Sales, Marketing and China Operations of Flexrake Corporation from January 1997 to March 1999. From July 1993 to January 1997, Mr. Mackin served as General Manager, Lawn and Garden Division, Olympia Industrial, Inc.

         Carol B. LaScala, age 41, was named Vice President of Human Resources of the Company in December 2000. Ms. LaScala joined UnionTools in November 1999 as Director of Human Resources. From June 1999 to November 1999, Ms. LaScala served as Director of Human Resources for the Longaberger Company. Prior to that, Ms. LaScala served as Manager, Human Resources, for Rubbermaid Incorporated from September 1995 to June 1999. From February 1984 to September 1995, Ms. LaScala served in various positions with The Stanley Works, most recently as Division Human Resources Manager for the Hand Tools Division.

         Gary W. Zimmerman, age 43, was named Senior Vice President of Operations in September 2000. Prior to that, Mr. Zimmerman served as General Manager of U.S. Operations for Lexmark International, Inc. from July 1998 to September 2000. From January 1979 to July 1998, Mr. Zimmerman served in various positions at Huffy Corporation, most recently as Vice President, Plant Operations and Logistics, for Huffy Bicycles.

         Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among our directors and executive officers.

EXECUTIVE COMPENSATION

         The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our chief executive officer and each of our other most highly compensated executive officers (the "Named Executive Officers"). Messrs. Meyer's, Jacob's, and Dolloff's cash compensation was paid by Acorn. Non-cash compensation, other than options to purchase common stock, was paid by UnionTools.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                 AWARDS                 ALL OTHER
                                             ANNUAL COMPENSATION          SECURITIES UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR(1)     SALARY ($)      BONUS ($)     OPTIONS (#)         ($) (2)(3)(4)(5)(6)
---------------------------          -------     ----------      ---------     -----------         -------------------
A. Corydon Meyer(7)                   2000        $257,192        $40,000        119,047                 $ 22,481
President and Chief                   1999T        101,923             --        300,000                   65,807
Executive Officer of the              1999          19,231             --             --                       --
Company and UnionTools                1998              --             --             --                       --

John G. Jacob(8)                      2000        $192,785        $22,000         76,190                 $  9,091
Chief Financial Officer and           1999T         76,154             --         31,461                  133,211
Vice President of the                 1999          17,307             --             --                       --
Company and UnionTools                1998              --             --             --                       --

John Mackin(9)                        2000        $148,446             --         70,952                 $ 26,774
Vice President, Sales and             1999T         36,441        $10,000             --                       61
Marketing of UnionTools               1999          62,115             --             --                       --
                                      1998              --             --             --                       --

Gary W. Zimmerman(10)                 2000        $ 57,335        $40,000        100,000                 $ 66,483
Senior Vice President,                1999T             --             --             --                       --
Operations of the Company             1999              --             --             --                       --
and UnionTools                        1998              --             --             --                       --

Carol LaScala(11)                     2000        $ 95,809        $15,000          5,000                 $   2,535
Vice President, Human                 1999T          9,135          5,000             --                       --
Resources of the Company              1999              --             --             --                       --
and UnionTools                        1998              --             --             --                       --

J. Mitchell Dolloff(12)               2000        $131,179             --             --                 $205,871
Former Senior Vice President,         1999T         84,615             --         16,250                    2,284
Operations of the Company             1999         194,072             --          8,125                    5,846
and UnionTools                        1998         155,000             --          8,125                   15,845


(1)      1999T represents the 5-month transition period ended December 31, 1999.

(2) Amounts shown include matching benefits paid under our defined contribution 401(k) plan and other miscellaneous cash benefits, but do not include retirement benefits under our Salaried Employee Pension Plan (see "Pension Plans").

(3) Amounts shown for fiscal 1998 include $3,130 of matching benefits paid under the Company's defined contribution 401(k) plan for Mr. Dolloff; and $11,119 paid by the Company with respect to relocation expenses for Mr. Dolloff.

(4) Amounts shown for fiscal 1999 include $5,846 of matching benefits paid under the Company's defined contribution 401(k) plan for Mr. Dolloff.

(5) Amounts shown for transition 1999 include the following: $2,124 of matching benefits paid under the Company's defined contribution 401(k) plan for Mr. Dolloff; $65,564 and $133,101 paid by the Company with respect to relocation expenses for Messrs. Meyer and Jacob, respectively; and $61 paid with respect to supplementary life insurance for Mr. Mackin.

(6) Amounts shown for fiscal 2000 include the following: $596, $291, $208, $203, $358 and $114 paid by the Company with respect to supplementary life insurance for Messrs. Meyer, Jacob, Mackin, Dolloff, Zimmerman and Ms. LaScala, respectively; $12,500 paid by the Company with respect to restricted stock grant for Mr. Meyer; $9,385, $8,800, $5,668, and $2,421 of matching benefits paid under the Company's defined contribution 401(k) plan for Messrs. Meyer, Jacob, Dolloff and Ms. LaScala, respectively; $26,566 and $66,125 paid by the Company with respect to relocation expenses for Messrs. Mackin and Zimmerman, respectively; and $200,000 paid by the Company with respect to the severance agreement with Mr. Dolloff.

(7) Mr. Meyer's employment with the Company and UnionTools, Inc. began on June 21, 1999.

(8) Mr. Jacob's employment with the Company and UnionTools, Inc. began on June 21, 1999.

(9) Mr. Mackin's employment with the Company and UnionTools, Inc. began on February 15, 1999.

(10) Mr. Zimmerman's employment with the Company and UnionTools, Inc. began on September 11, 2000.

(11) Ms. LaScala's employment with the Company and UnionTools, Inc. began on November 22, 1999.

(12) Mr. Dolloff's employment with the Company and UnionTools, Inc. ended upon his resignation on July 28, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the grant of stock options to our Named Executive Officers under our stock option plan during the fiscal year ended December 31, 2000.

                                               INDIVIDUAL GRANTS (1)

                          NUMBER OF       % OF TOTAL
                          SECURITIES   OPTIONS GRANTED                            POTENTIAL REALIZED VALUE AT
                          UNDERLYING    TO ASSOCIATES   EXERCISE                   ASSUMED ANNUAL RATES OF
                       OPTIONS GRANTED    IN FISCAL      PRICE      EXPIRATION   STOCK PRICE APPRECIATION FOR
         NAME                (#)           YEAR(1)     ($/SHARE)       DATE          OPTION TERMS (2)(3)
---------------------------------------------------------------------------------------------------------------

                                                                                       5%($)         10%($)
                                                                                    ------------   ------------
A. Corydon Meyer           119,047          25.9%         $1.25        2011            $93,585       $237,163

John G. Jacob               76,190          16.6%         $1.25        2011            $59,984       $151,784

John Mackin                 60,952          13.3%         $1.25        2011            $47,915       $121,427
                            10,000           2.2%         $3.00        2011            $18,867       $ 47,812

Gary W. Zimmerman           25,000           5.4%         $1.25        2011            $19,653       $ 49,804

Carol LaScala                5,000           1.1%         $3.00        2011            $ 9,433       $ 23,906

J. Mitchell Dolloff(4)           0            --            --          --                  --             --

----------

(1) Percentage is based upon 459,189 options granted to associates in fiscal 2000.

(2) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(3) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value that may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry and market area, competition, and economic conditions, over which the optionee may have little or no control.

(4) Mr. Dolloff's employment with the Company and UnionTools ended upon his resignation on July 28, 2000.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by our Named Executive Officers at December 31, 2000.


                         SHARES                      NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                        ACQUIRED                    UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                           ON          VALUE        OPTIONS AT YEAR-END (#)             AT YEAR-END ($) (2)
                        EXERCISE      REALIZED    -----------------------------     ---------------------------
    NAME                   (#)        ($) (1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
    ----                   ---        -------     -----------     -------------     -----------   -------------
A. Corydon Meyer            0           0           219,047           200,000            0              0
John G. Jacob               0           0           107,651                 0            0              0
John Mackin                 0           0            70,952                 0            0              0
Gary W. Zimmerman           0           0            25,000            75,000            0              0
Carol LaScala               0           0             2,500             2,500            0              0
J. Mitchell Dolloff(3)      0           0                 0                 0            0              0

----------

(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year-end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year-end ($0.35935 based on the average of the high and low sale prices on December 29, 2000). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(3) Mr. Dolloff's employment with the Company and UnionTools ended upon his resignation on July 28, 2000.

                            TEN YEAR OPTION REPRICING

         On October 3, 2000, the Company repriced options held by Mr. Meyer for an aggregate of 100,000 shares of our common stock.

         The table below presents the required disclosure with respect to any repricing of options held by any executive officer during the last ten completed years.

                                                                                                 LENGTH OF
                                  NUMBER OF      MARKET PRICE                                     ORIGINAL
                                  SECURITIES     OF THE STOCK      EXERCISE                     OPTION TERM
                                  UNDERLYING     AT THE TIME    PRICE AT TIME                   REMAINING AT
                                   OPTIONS       OF REPRICING    OF REPRICING                     DATE OF
                                 REPRICED OR     OR AMENDMENT    OR AMENDMENT    NEW EXERCISE   REPRICING OR
  NAME / TITLE        DATE       AMENDED (#)         ($)             ($)          PRICE ($)      AMENDMENT
------------------ ------------ --------------- --------------- --------------- -------------- ---------------
A. Corydon Meyer     10/3/00        16,901         $0.9688          $4.81           $2.25        8.8 years
President and CEO    10/3/00        83,099         $0.9688          $3.88           $2.25        8.9 years

         Our Management Development and Compensation Committee approved the stock option repricing, in light of the significant decreases in the price of our common stock during late 1999 and 2000, to motivate and retain our newly-elected President and Chief Executive Officer who held "under water options."

                                                MANAGEMENT DEVELOPMENT AND
                                                COMPENSATION COMMITTEE

                                                    William W. Abbott (Chairman)
                                                    Matthew S. Barrett
                                                    John J. Kahl, Jr.
                                                    Stephen A. Kaplan
                                                    John L. Mariotti

PENSION PLANS

         UnionTools, Inc. maintains six noncontributory defined benefit pension plans covering most of our hourly associates. UnionTools, Inc. also maintains a noncontributory defined benefit pension plan covering our salaried, administrative and supervisory associates (the "Salaried Employee Pension Plan"). In 2000, the plan was amended to exclude further plan participants. In 2001, the plan was frozen for all plan participants.

         The following table sets forth the estimated annual benefits payable upon retirement under the Salaried Employee Pension Plan based on retirement at age 65 and fiscal 2000 covered compensation.

                                                     YEARS OF SERVICE
                         -----------------------------------------------------------------------
REMUNERATION(1)             15             20              25             30               35
---------------          ---------       ---------      ---------      ---------       ---------
$125,000                  $42,187         $56,250        $70,313        $70,313         $70,313
$170,000 and above         54,000          72,000         90,000         90,000          90,000

----------

(1)      Based on final earnings.

         Compensation under the Salaried Employee Pension Plan is limited to $170,000 as required by the Employee Retirement Income Security Act of 1974 and is based on years of credited service and final earnings (the highest average monthly earnings over any 60 consecutive calendar month period in the 120 calendar months preceding retirement or termination of employment). Monthly compensation is paid under the Salaried Employee Pension Plan in an amount equal to 2.25% of the associates' final earnings multiplied by the lesser of 25 years or the total number of years of credited service. Compensation under the Salaried Employee Pension Plan is not subject to any offset.

AGREEMENTS WITH KEY EXECUTIVES

         In June 1999, the Company entered into agreements with Messrs. Meyer, Dolloff and Jacob which provide that following termination of such executives' employment with the Company, the Company will pay to such executive an amount equal to the highest aggregate annual compensation (including salary, bonuses and incentive payments) includable in gross income paid to such executive during any one of the three taxable years preceding the date of his termination. If such termination occurs within two years following a change in control (as defined in such agreement), the Company also is required to pay to such executive an amount equal to two times the amount described in the preceding sentence.

         On September 1, 1999, upon Mr. Meyer's promotion to President and Chief Executive Officer and in accordance with the 1997 Stock Incentive Plan, the Company entered into a stock option agreement with Mr. Meyer pursuant to which Mr. Meyer was granted an option to acquire a total of 400,000 shares of our common stock which vests as follows: (i) 100,000 option shares as of September 1, 1999 (the "Initial Vesting Date") and (ii) 100,000 option shares per year for three years thereafter provided that Mr. Meyer continues to serve as President and Chief Executive Officer. The exercise prices of the options are determined as of the applicable vesting dates and are equal to the Fair Market Value of our common stock on such dates. Each will expire on the tenth anniversary of its day of grant.

         On October 12, 1999, in consideration for the cancellation of 32,500 options granted to him in 1997 at an exercise price of $14.00 per share, the Company granted Mr. Dolloff, our former Senior Vice President of Operations, options to purchase 16,250 shares of our common stock, all of which vested immediately, at an exercise price of $3.00 per share. Additionally, on October 12, 1999, the Company granted Mr. Jacob, our Vice President and Chief Financial Officer, options to purchase 16,250 shares of our common stock, all of which vested immediately, at an exercise price of $3.00 per share.

         On November 22, 1999, the Company entered into a change of control agreement with Ms. LaScala which provides that following termination for other than "just cause" within eighteen months of a change of control event (as defined in such agreement), the Company will pay Ms. LaScala an amount equal to one year's annual salary.

         On June 1, 2000, the Company entered into a stock option agreement with Mr. Mackin pursuant to which Mr. Mackin was granted an option to acquire a total of 10,000 shares of our common stock at an exercise price of $3.00 per share which vests as follows: (i) 5,000 option shares vested immediately and (ii) 2,500 option shares per year on the anniversary date of this agreement for two years thereafter provided Mr. Mackin continues to be employed by the Company. Additionally, on June 1, 2000, the Company entered into a stock option agreement with Ms. LaScala pursuant to which Ms. LaScala was granted an option to acquire a total of 5,000 shares of our common stock at an exercise price of $3.00 per share which vests as follows: (i) 2,500 option shares vested immediately and
(ii) 1,250 option shares per year on the anniversary date of this agreement for two years thereafter provided Ms. LaScala continues to be employed by the Company.

         On August 1, 2000, the Company granted Mr. Meyer options to purchase 119,047 shares of our common stock, all of which vested immediately, at an exercise price of $1.25 per share. Additionally on August 1, 2000, the Company granted Mr. Jacob options to purchase 76,190 shares of our common stock, all of which vested immediately, at an exercise price of $1.25 per share, and the Company granted Mr. Mackin options to purchase 60,952 shares of our common stock, all of which vested immediately, at an exercise price of $1.25 per share. The August 1, 2000 agreements also included immediate vesting of the 5,000 remaining options originally granted on June 1, 2000 for Mr. Mackin, and the 15,211 options originally granted on August 1, 1999 for Mr. Jacob. Also on August 1, 2000, the Company entered into a change of control agreement with Mr. Mackin which provides that following termination for other than "just cause" within eighteen months of a change of control event (as defined in such agreement), the Company will pay Mr. Mackin an amount equal to one year's annual salary.

         Mr. Gary W. Zimmerman's employment with the Company and UnionTools began on September 11, 2000, as Senior Vice President, Operations. Additionally on that date, the Company entered into a stock option agreement with Mr. Zimmerman pursuant to which Mr. Zimmerman was granted an option to acquire a total of 100,000 shares of our common stock at an exercise price of $1.25 per share which vests as follows: (i) 25,000 option shares vested immediately and
(ii) 25,000 option shares per year on the anniversary date of this agreement for three years thereafter provided Mr. Zimmerman continues to be employed by the Company. The Company also entered into a change in control agreement with Mr. Zimmerman which provides that following termination for other than "just cause" within eighteen months of a change of control event (as defined in such agreement), the Company will pay Mr. Zimmerman an amount equal to one year's annual salary.

         On October 3, 2000, the Company revised the strike price of Mr. Meyer's options to acquire 16,901 shares of our common stock issued on August 1, 1999, to $2.25 per share from the original price per share of $4.81, and Mr. Meyer's options to acquire 83,099 shares of our common stock issued on September 1, 1999, to $2.25 per share from the original price per share of $3.88.

         The following Management Development and Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Management Development and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") was formed in March 1997 and consists entirely of non-employee directors. The Compensation Committee is responsible for the development of the Company's executive compensation policies and the application of such policies to the compensation of executive officers. The Compensation Committee believes that compensation must (i) be competitive with similar companies in order to attract, motivate and retain the managers necessary to lead and grow the Company's business and (ii) provide strong incentives for key managers to achieve the Company's goals. The Compensation Committee retained Ernst & Young LLP to assist it in the process of implementing a new compensation program beginning in fiscal 2000. A primary goal of the new compensation program is to link executive officer compensation to performance that enhances stockholder value. The components of compensation for the Company's executive officers are base salary, annual cash incentives and long-term incentives in the form of stock options and restricted stock grants. Each of these components is discussed in more detail below.

BASE SALARY

         In determining the base salaries of the Company's executive officers, the primary information considered by the Compensation Committee is data regarding salaries paid to executives in similar positions at similar companies. The Compensation Committee strives to set base salaries for the Company's executive officers at, or slightly below, average levels indicated by the survey data, while attempting to set total cash compensation at average market levels indicated by the survey data. The Compensation Committee also considers the possible need for an adjustment in targeted base salary to reflect a change in an executive's position or responsibilities or to encourage a new executive to join the Company.

         The Compensation Committee reviews the base salaries of the executive officers annually and otherwise when a change in circumstances so warrants. In addition to salary survey data, the Compensation Committee's review is based primarily on the following subjective factors: (i) the executive's performance regarding planning, organizing and performing assigned tasks; (ii) the executive's performance in contributing to the Company's profitability; (iii) the executive's performance in managing personnel; and (iv) the executive's contribution to defining and achieving the Company's strategic goals.

ANNUAL CASH INCENTIVE

         The Company's annual cash incentive plan (the "Incentive Plan") is designed to reward executive officers and many associates of the Company for achieving corporate performance objectives and to align the interests of executive officers with the interests of the Company and its stockholders. Targeted awards under the Incentive Plan are based on a specified percentage of each executive's base salary, 50% for the Company's President and Chief Executive Officer and 40% for each of the other executive officers. Awards are capped at 150% of the targeted amount. One hundred percent of the President and Chief Executive Officer's available award is contingent upon achievement of corporate profitability targets. Eighty percent of each of the other executive's available award is contingent upon achievement of corporate profitability targets, while the remaining 20% is based on specific personal or functional objectives. During fiscal 2000, the Company made awards to executives and associates under both the Incentive Plan and for special recognition in the aggregate of $156,000.

LONG-TERM INCENTIVES

         The Company's long-term incentive plan (the "LTIP") is designed to attract and retain key executives, to allow executives to share in the ownership of the Company and to motivate executives to achieve long-term goals that are essential to the Company's success. Targeted awards under the LTIP are based on a specified percentage of each executive's base salary, 50% for the Company's President and Chief Executive Officer and 40% for each of the other executive officers. Awards are capped at 300% of the targeted amount. The Compensation Committee strives to set targeted awards under the LTIP at the average level of long-term incentive compensation paid to executives in similar positions at similar companies. Of the total LTIP award, 100% is payable in stock options.

         The number of shares of our common stock subject to the options granted during fiscal 2000 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for fiscal 2000.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         Mr. Meyer's compensation was set by the Compensation Committee based on a number of factors, including: salaries paid to other executives in similar positions at similar companies, Mr. Meyer's experience, Mr. Meyer's past performance, the Compensation Committee's subjective perception of Mr. Meyer's performance and his historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

INTERNAL REVENUE CODE SECTION 162(M)

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code (the "Code") to add Section 162(m) which bars a deduction to any publicly held company for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, the Compensation Committee intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law.

                                                MANAGEMENT DEVELOPMENT AND
                                                COMPENSATION COMMITTEE

                                                    William W. Abbott (Chairman)
                                                    Matthew S. Barrett
                                                    John J. Kahl, Jr.
                                                    Stephen A. Kaplan
                                                    John L. Mariotti

PERFORMANCE GRAPH

          COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE NASDAQ STOCK MARKET - US INDEX AND THE NASDAQ NON-FINANCIAL INDEX

         The following Performance Graph compares the performance of the Company with that of the Nasdaq Stock Market - US Index and the Nasdaq Non-Financial Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on June 24, 1997 (the effective date our common stock began trading on the Nasdaq National Market), in our common stock, and in the Nasdaq Stock Market
- US Index and the Nasdaq Non-Financial Index and that all dividends were reinvested.

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
        AMONG ACORN PRODUCTS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX


                             6/24/97      7/97       7/98      7/99      12/99       12/00
ACORN PRODUCTS, INC.          100.00      96.43      36.61     33.04     10.71        2.24
NASDAQ STOCK MARKET (U.S.)    100.00     109.82     129.25    184.75    284.99      171.47
NASDAQ NON-FINANCIAL          100.00     110.14     128.23    189.11    302.02      176.23

*$100 INVESTED ON 6/24/97 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The full responsibilities of the Audit Committee are set forth in its charter, as adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

         The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal audit controls, and the overall quality of the Company's financial reporting. The Audit Committee held one meeting during fiscal 2000.

         The Board of Directors also evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Abbott, Kahl, and Mariotti are independent under the Rules of Nasdaq and are financially literate, each in his own capacity. Additionally, while the Board of Directors determined that Mr. Barrett was not independent under the Rules of Nasdaq because of his employment by an affiliate of the Company, the Board believes, in the exercise of its business judgment, that Mr. Barrett's exceptional financial expertise mandated his appointment to the Audit Committee and was in the best interests of the Company and its stockholders.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

         Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2000, were met and that the financial reporting and audit processes of the Company are functioning effectively.

                                              AUDIT COMMITTEE

                                                     John L. Mariotti (Chairman)
                                                     William W. Abbott
                                                     Matthew S. Barrett
                                                     John J. Kahl, Jr.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Abbott, Barrett, Kahl, Kaplan, and Mariotti, who are not employees, are members of the Management Development and Compensation Committee. Messrs. Abbott and Mariotti serve as members of the Advisory Board of Manco, Inc., of which Mr. Kahl was the Chief Executive Officer until December 2000.

TRANSACTIONS BETWEEN DIRECTORS, EXECUTIVE OFFICERS AND THE COMPANY

         In September 1999, the Company entered into a Separation Agreement with Mr. Gabe Mihaly. Mr. Mihaly was the Company's former President and Chief Executive Officer and his employment with the Company and UnionTools ended upon his resignation on September 2, 1999. Mr. Mihaly's agreement included severance payments made by the Company in 2000 of $298,665.

         In October 1999, UnionTools entered into a Sixth Amendment to the existing Credit Agreement with Heller Financial, Inc. Pursuant to the amendment, the Oaktree Fund and certain of the TCW Funds, which collectively own a majority of our outstanding common stock, made a capital infusion of $6.0 million into UnionTools. The loan bears interest at an annual rate of 12% and is payable quarterly in additional promissory notes or, following repayment of all borrowing under the Credit Agreement other than the $6.0 million note, in cash. The principal balance of the $6.0 million loan, together with all accrued but unpaid interest thereon, is due and payable in full in August 2001 and can be exchanged for our common stock prior to repayment at the election of the TCW Funds and Oaktree Funds.

         In July 2000, the Company entered into a Separation Agreement with Mr. Dolloff. Mr. Dolloff's agreement included severance payments totaling $200,000 and the continuation of employment benefits for one year from the effective date of the agreement.

         On October 3, 2000, the Company revised the strike price of Mr. Abbott's options to acquire 100,000 shares of our common stock issued on October 28, 1999, to $1.25 per share from the original price per share of $3.00. Additionally, during fiscal 2000, the Company paid Mr. Abbott $60,000 in the aggregate in director fees and for his services as Chairman of the Board of Directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001.
Although the Delaware General Corporation Law does not require the selection of independent certified public accountants to be submitted to a vote by stockholders, the Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Ernst & Young LLP as independent accountants for the 2001 fiscal year.

         Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes entitled to be cast by the holders of our common stock present in person or represented by proxy is required for ratification.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

FEES OF THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

         The following table shows the aggregate fees billed to the Company by its independent auditors, Ernst & Young LLP, for services rendered during the fiscal year ended December 31, 2000.

                                   DESCRIPTION OF FEES                             AMOUNT
         ---------------------------------------------------------------       -------------

         Audit Fees(1)                                                            $158,500
         Financial Information Systems Design and Implementation Fees                   $0
         All Other Fees(2)                                                        $150,800


---------------

(1) Includes fees for audits of the December 31, 2000 financial statements and reviews of the related quarterly financial statements. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audits, and SEC registration statements.

(2) The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.


AMENDMENT TO THE COMPANY'S DEFERRED EQUITY COMPENSATION PLAN FOR DIRECTORS

         Our Board of Directors has approved an amendment to the Deferred Equity Compensation Plan for Directors (the "Director Stock Plan"), subject to approval of the amendment by the stockholders at the Annual Meeting, to increase the number of shares available for issuance under the Director Stock Plan from 73,000 to 200,000. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting. The following summary does not purport to be complete and is qualified in its entirety by the terms of the Director Stock Plan that is attached hereto as Appendix B.

PURPOSE OF THE DIRECTOR STOCK PLAN

         Our Board of Directors created the Director Stock Plan to enable us to attract and retain persons to serve as non-employee directors of the Company. The Director Stock Plan provides the opportunity for directors to defer receipt of all or one-half of their cash compensation on a pretax basis and to invest those deferrals in our common stock. Our Board of Directors has approved an amendment to the Director Stock Plan to increase the number of shares of our common stock reserved for issuance under the Director Stock Plan from 73,000 shares to 200,000 shares.

         The Director Stock Plan was adopted by our Board of Directors as of December 9, 1997. The amendment increasing the number of shares of our common stock issuable under the Director Stock Plan was adopted by our Board of Directors on March 26, 2001.

ADMINISTRATION OF THE DIRECTOR STOCK PLAN

         The Director Stock Plan is administered by a committee (the "Administrative Committee") which, under the Director Stock Plan, consists of the Chief Financial Officer of the Company and the Secretary of the Company or such other officers of the Company as the Board may designate.

         The Administrative Committee has the sole and complete authority: (i) to impose such limitations, restrictions and conditions as it shall deem appropriate; (ii) to interpret the Director Stock Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Director Stock Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Director Stock Plan. Notwithstanding the foregoing, the Administrative Committee shall have no authority, discretion or power to alter any terms or conditions specified in the Director Stock Plan. The Administrative Committee's determinations on matters within its authority is conclusive and binding upon the Company, the directors and all other persons.

TERM OF THE DIRECTOR STOCK PLAN

         The Director Stock Plan terminates on December 9, 2012, unless earlier terminated by our Board of Directors.

AMENDMENT

         Our Board of Directors may terminate, amend or modify the Director Stock Plan at any time provided that any amendment which requires the approval of our stockholders under the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder, will be subject to such approval in accordance with the applicable law or regulations. No amendment, modification or termination of the Director Stock Plan may in any manner adversely affect any stock issued under the Director Stock Plan without the consent of the holder or a permitted transferee of such holder.

DIRECTOR STOCK PLAN TABLE

         As of February 1, 2001, an aggregate of 13,102 shares of our common stock had been issued pursuant to the Director Stock Plan and 59,898 shares remained available for future issuance. As of February 1, 2001, the market value of all shares of our common stock issued under the Director Stock Plan was approximately $8,189 (based upon the closing sale price per share of our common stock as reported on the Nasdaq SmallCap Market on

February 1, 2001). The market value of the 127,000 shares of our common stock to be subject to Director Stock Plan was approximately $79,375 as February 1, 2001.

         As of February 1, 2001, the following current directors named in this proxy statement have participated in the Director Stock Plan as follows:

                                                   NUMBER OF SHARES
                          NAME                       TO BE ISSUED
                  -------------------              ----------------
                  William W. Abbott                      7,624

                  Matthew S. Barrett                    34,563

                  John J. Kahl, Jr.                     13,470

                  Stephen A. Kaplan                     34,563

                  John L. Mariotti                      13,470

FEDERAL INCOME TAX CONSEQUENCES

         The Director Stock Plan is established as an unfunded deferred compensation plan under the Internal Revenue Code. Accordingly, a director will not incur federal income tax liability when compensation is deferred pursuant to the Director Stock Plan. Rather, a director will incur federal income tax liability for such contributions and income only when distributions are made to a director.

         The Director Stock Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTOR STOCK PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("SEC"). Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports, the Company believes that all reporting persons complied with all filing requirements during the fiscal year ended December 31, 2000, except for a late Form 3 for Mr. Zimmerman, Form 4 for Mr. Mariotti, Form 4 and Form 5 for Mr. Abbott and Mr. Meyer, and Form 5 for Mr. Dolloff.

PROPOSALS BY STOCKHOLDERS FOR THE NEXT ANNUAL MEETING

         If any stockholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in May 2002, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 390
W. Nationwide Blvd., Columbus, Ohio 43215 prior to the close of business on December 10, 2001. Any proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at the next Annual Meeting of Stockholders will be considered untimely for purposes of Rules 14a-4 and 14a-5 if notice thereof is received by the Company after February 24, 2002. Any proposal submitted after that date may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's 2000 Annual Report on Form 10-K, including financial statements, was furnished to stockholders prior to or concurrently with the mailing of this proxy material.

                                        By Order of the Board of Directors,

                                        John G. Jacob
                                        Secretary

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER
                              ACORN PRODUCTS, INC.,
                           a Company Listed on NASDAQ

                             As Adopted June 7, 2000

         This Charter sets forth the role and responsibilities of the Audit Committee of the Company in its financial reporting system. The Audit Committee generally oversees and monitors management's and the independent outside auditors' participation in the financial reporting process. The independent outside auditor for the Company is ultimately accountable to the Board and Audit Committee, as representatives of the shareholders. The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor proposed for shareholder approval in any proxy statement).

RESPONSIBILITIES
----------------

         The Audit Committee is appointed by the Board to assist the Board in, among other things:

         1. Monitoring the integrity of the financial statements of the Company;

         2. Requiring that the outside auditor submits on a periodic basis, but at least annually, to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the Board of Directors take, appropriate action to oversee the independence;

         3. Reviewing and assessing the adequacy of this Charter, at least annually;

         4. Making such reports as are required by the Securities and Exchange Commission; and

         5. Making recommendations to the Board with respect to the selection, evaluation, and where appropriate, replacement of the Company's outside auditors.

The Audit Committee shall have such other responsibilities as are required by the NASDAQ Stock Market and the Securities and Exchange Commission.

MEMBERSHIP REQUIREMENTS
-----------------------

         The Audit Committee shall consist of three members. Each member of the Audit Committee shall meet the independence standards and financial literacy requirements as established from time to time by the American Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. The Audit Committee members shall select a Chair, who shall be an "Independent Director", as defined in the listing standards of the NASDAQ Stock Market.

AUTHORITY
---------

         The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee with respect to its responsibilities and authority hereunder and to retain professionals and advisors to assist the Audit Committee in improving its financial literacy, and incur any expenses related to any of the foregoing. The Audit Committee may require any officer or associate of the Company or the Company's internal or outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may not, however, knowingly cause the Company's counsel to make any disclosure in a manner that would cause a loss of the attorney-client privilege or a waiver of the work product doctrine.

PROCESSES
---------

         In fulfilling its responsibilities and in the exercise of its authority, during each of the periods indicated the Audit Committee


         A.   QUARTERLY.

                  1. Shall maintain minutes of its meetings (which may, if needed to protect privilege, be confidential) and make regular reports to the Board.

                  2. Review with management and the outside auditor the financial statement review completed by the outside auditor prior to the release of quarterly earnings.

                  3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

                  4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         B.   ANNUALLY.

                  1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

                  2. Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

                  3. Prepare the Audit Committee Report containing the name of each member of the Audit Committee at the end thereof, as required by the rules of the Securities and Exchange Commission, to be included in the Company's annual proxy statement, stating whether:

                           (a) The Audit Committee reviewed and discussed the audited financial statements with management;

                           (b) The Audit Committee discussed with the outside auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

                           (c) The Audit Committee received the written disclosures and the letter from the outside accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the outside accountant the outside accountant's independence; and

                           (d) Based on the review and discussions referred to in paragraphs (a) through (c) above, whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB (17 CFR 249.31b) for the last fiscal year for filing with the Commission.

                  4. Provide the Board with such individual information and assurances as are reasonably necessary to assure that each member is an Independent Director.

                  5.       Obtain from the outside auditor assurance that
                           Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

                  6. Meet with the outside auditor prior to the audit to review the planning and staffing of the audit.

                  7. Obtain reports from management, the Company's senior internal auditing executive and the outside auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

                  8. Review with the outside auditor any problems or difficulties the auditor may have encountered and any management letter provided by the outside auditor and the Company's response to that letter. Such review should include:

                           (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

                           (b) Any changes required in the planned scope of the internal audit; and

                           (c)      The internal audit department
                                    responsibilities, budget and staffing.

                  9. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

                  10. Review with the Company's inside General Counsel and principal outside Counsel those legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

                  11. Meet at least annually with the chief financial officer, the auditor, and others, as desired, in separate executive sessions.

                  12. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

                  13. Approve the fees to be paid to the independent auditor.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                      APPENDIX B

                              ACORN PRODUCTS, INC.
                              AMENDED AND RESTATED
                 DEFERRED EQUITY COMPENSATION PLAN FOR DIRECTORS

SECTION 1.  INTRODUCTION.

         1.1 ESTABLISHMENT OF PLAN. Acorn Products, Inc., a Delaware corporation (the "Company"), hereby establishes the Acorn Products, Inc. Deferred Equity Compensation Plan for Directors (the "Plan") for those directors of the Company who are not employees of the Company. The Plan provides the opportunity for Directors to defer receipt of all or one-half of their cash compensation on a pretax basis and to invest those deferrals in the Company's Stock.

         1.2 PURPOSES. The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals and to help attract and retain qualified Directors.

         1.3 EFFECTIVE DATE. The Plan shall be effective (the "Effective Date") upon the effective date of the registration statement filed in connection with the Company's initial public offering of the Company's Stock pursuant to the Securities Act of 1933, as amended. To the extent an investment or distribution of Stock may be made under the Plan, the Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, as now in effect or hereafter amended, from short swing profit liability under Section 16(b) of the Exchange Act.

SECTION 2.  DEFINITIONS.

         2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

                  (a) "Administrative Committee" means the committee designated in Section 3 to administer the Plan.

                  (b) "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any subsidiary of such Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

                  (c) "Board" means the Board of Directors of the Company or any committee thereof authorized by the Board to take action with respect to the Plan.

                  (d) "Change of Control" occurs upon any of the following events: (i) the acquisition by any Person (as defined in Section 13(d) of the Exchange Act) other than TCW or Oaktree of beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except such Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities of the Company (a) having 25% or more of the total voting power of the then outstanding voting securities of the Company and (b) having more voting power than the securities of the Company beneficially owned by Oaktree; (ii) during any 12 month period, a change in the Board of Directors occurs such that Incumbent Members (as defined below) do not constitute a majority of the Board of Directors;
         (iii) a sale by the Company of all or substantially all of the assets of the Company; or (iv) the consummation of a merger or consolidation of the Company with any other Person, provided, however, that no Change of Control shall have occurred pursuant to this clause (iv) if (A) after such merger or consolidation the voting securities of the Company prior to such merger or consolidation continue to represent more than 50% of the combined voting power of such Person or (B) if such merger or consolidation does not result in a material change in the beneficial ownership of the Company's voting securities.

                  (e) "Common Stock Equivalent" means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

                  (f) "Deferred Stock Equivalent Account" means the bookkeeping account established by the Company in respect to each Director pursuant to Section 5.3 hereof and to which shall be credited the fees deferred by the Director as provided in the Plan and the Common Stock Equivalents into which such deferred fees are deemed invested pursuant to the Plan.

                  (g) "Director" means a member of the Board who is not an employee of the Company or a subsidiary of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (i) "Fair Market Value" means as of any applicable date the average of the high and low sale prices of such Common Stock on the date such determination is required herein, or if there were no sales on such date, the average of the closing bid and asked prices, as reported on the principal United States securities exchange on which the Company's common stock is listed or, in the absence of any such listing, on the Nasdaq National Market or, if the common stock is not at the time listed on a national securities exchange or traded on the Nasdaq National Market, the value of such common stock on such date as determined in good faith by the Board.

                  (j) "Incumbent Members" means the members of the Board on the date immediately preceding the commencement of a twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

                  (k) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (l) "Oaktree" means Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree.

                  (m) "Payment Date" means each of the dates each year on which the Company pays fees to Directors.

                  (n) "Stock" means the $0.001 par value common stock of the Company.

                  (o) "TCW" means: TCW Special Credits Plus Fund; TCW Special Credits Fund III; TCW Special Credits Fund IIIb; TCW Special Credits Fund IV; TCW Special Credits Trust; TCW Special Credits Trust IIIb; TCW Special Credits Trust IV; TCW Special Credits Trust IVa; TCW Special Credits, as investment manager of Delaware State Employees' Retirement Fund, Weyerhaeuser Company Pension Trust and The Common Fund for Bond Investments; Trust Company of the West; and any of their respective Affiliates.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

SECTION 3.  PLAN ADMINISTRATION.

         The Plan shall be administered by the Administrative Committee, comprised of the Chief Financial Officer and the Secretary of the Company or such other officers of the Company as the Board may designate. Subject to the limitations of the Plan, the Administrative Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions as it shall deem appropriate; (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Administrative Committee shall have no authority, discretion or power to alter any terms or conditions specified in the Plan. The Administrative Committee's determinations on matters within its authority shall be conclusive and binding upon the Company, the Directors and all other persons.

SECTION 4.  STOCK SUBJECT TO THE PLAN.

         4.1 NUMBER OF SHARES. There shall be authorized for issuance under the Plan, in accordance with the provisions of the Plan, 200,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if the Board determines that such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Stock reacquired by the Company.

         4.2 ADJUSTMENTS UPON CHANGES IN STOCK. If there shall be any change in the Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Administrative Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Administrative Committee in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms on an equitable basis as the Administrative Committee in its discretion determines.

SECTION 5.  DEFERRALS AND DISTRIBUTIONS.

         5.1 DEFERRAL ELECTIONS. A Director may elect to defer receipt of all or one-half of the annual fees payable to the Director for serving on the Board. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Administrative Committee. The notice shall state: (i) whether all or one-half of such fees shall be deferred; (ii) the date as of which deferral is to commence; and (iii) subject to the limitations of this Section 5, the year in which distribution is to commence and the form (i.e., lump sum or installments over a stated number of years) of distribution.

         5.2 TIME FOR ELECTING DEFERRAL AND CHANGE IN ELECTION. The election to defer fees shall be made in the first instance prior to the first meeting of the Board following the Effective Date of the Plan and, thereafter, prior to the latest to occur of the following: (i) the beginning of the calendar year for which the fees are to be earned; (ii) such Director's first day of Board service in that year; or (iii) the thirty-first day following the date the Director first becomes eligible to participate in the Plan; provided that, an election made on or after the first day of a calendar year shall only apply to fees earned after the date of the election. An election to defer, once made, is irrevocable for the first calendar year with respect to which the election is made, except as provided in Section 5.11 hereof. An election to defer, once made, shall continue to be effective for succeeding calendar years until revoked or modified by the Director by written request to the Administrative Committee prior to the beginning of a calendar year for which fees would otherwise be deferred.

         5.3 DEFERRED STOCK EQUIVALENT ACCOUNTS. A Deferred Stock Equivalent Account shall be established for each Director. Deferred fees shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted into Common Stock Equivalents based on the Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director. Deferred fees shall be converted into Common Stock Equivalents by dividing (i) an amount equal to the dollar amount of the fees deferred by (ii) the Fair Market Value. A Director's Deferred Stock Equivalent Account also shall be credited with dividend equivalents and other distributions pursuant to Section 5.4.

         5.4 DIVIDEND EQUIVALENTS. Dividends and other distributions with respect to Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to a Director's Deferred Stock Equivalent Account in respect of cash dividends and any other securities or property distributed with respect to the Stock in connection with reclassifications, spin-offs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or distributed with respect to the Stock. Fractional shares shall be credited to a Director's Deferred Stock Equivalent Account cumulatively, but the balance of shares of Common Stock Equivalents in a Director's Deferred Stock Equivalent Account shall be rounded to the next highest whole share for any distribution to such Director pursuant to this Section 5.

         5.5 STATEMENT OF ACCOUNTS. A statement as to the balance of his or her Deferred Stock Equivalent Account will be sent to each Director at least once each calendar year.

         5.6 PAYMENT OF ACCOUNTS. As soon as practicable following termination of service as a Director, a Director shall receive a distribution of his or her Deferred Stock Equivalent Account as directed by the Director in his or her most recent notice of distribution instructions, provided, however, that any such notice, other than the initial such notice, shall not be effective to direct the time and manner of distribution of the Director's Deferred Stock Equivalent Account unless such notice is received by the Administrative Committee at least two years prior to the effective date of the Director's termination of service. Either a lump sum or the first of a stated number of equal annual installments shall be paid in the year of such termination. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made. Such distribution(s) shall be made in shares of Stock on the basis of one share of Stock for each Common Stock Equivalent credited to such Director's Deferred Stock Equivalent Account as of the Payment Date immediately preceding the date of distribution.

         5.7 PAYMENTS FOLLOWING THE DEATH OF A DIRECTOR. In the event of a Director's death before the balance of his or her Deferred Stock Equivalent Account is fully paid, payment of the balance of the Director's Deferred Stock Equivalent Account shall then be made to the beneficiary or beneficiaries, at such time or times and in such manner as shall be designated by the Director pursuant to Section 5.8 or, in the absence of a designation as to the time and manner of payment, in the time and manner selected by the Administrative Committee. The Administrative Committee may, in its discretion, take into account the application of any designated beneficiary and direct that the balance of the Director's Deferred Stock Equivalent Account be paid to such beneficiary in the manner requested by such application.

         5.8 DESIGNATION OF BENEFICIARY. A Director shall file with the Administrative Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the Director's death. Such designation also shall specify the manner and the time or times at which such amount shall be paid. A Director may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrative Committee. The last such designation received by the Administrative Committee shall be controlling; provided, however, that no designation or change or revocation thereof shall be effective unless received by the Administrative Committee prior to the Director's death and in no event shall it be effective as of a date prior to its receipt. If no such beneficiary designation is in effect at the time of the Director's death, or if no designated beneficiary survives the Director, the Director's estate shall be deemed to have been designated his or her beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder after the Director's death. If the Administrative Committee is in doubt as to the right of any person to receive all or part of such amount, the Company may retain such amount until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

         5.9 CHANGE IN CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, each Director shall receive, within ten (10) days of the date of such Change in Control a lump sum distribution of the number of shares of Stock equal to the number of Common Stock Equivalents credited to such Director's Deferred Stock Equivalent Account as of the date of the Change in Control.

         5.10 EMERGENCY PAYMENTS. In the event of an "unforeseeable emergency" as defined herein, the Administrative Committee may determine the amounts payable under Section 5 hereof and pay all or a part of such amounts in shares of Stock without regard to the payment dates otherwise determined pursuant to Sections 5.6, 5.7 and 5.8, to the extent the Administrative Committee determines that such action is necessary in light of immediate and substantial needs of the Director (or his beneficiary) occasioned by severe financial hardship. For the purposes of this Section, an "unforeseeable emergency" is a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Director or beneficiary, loss of the Director's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or beneficiary. Payments shall not be made pursuant to this Section to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Director's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (c) by cessation of the Director's deferrals under the Plan. Such action shall be taken only if a Director (or a Director's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Administrative Committee after making such inquiries as the Administrative Committee deems necessary or appropriate.

         5.11 PAYMENT OF TAXABLE AMOUNT. Notwithstanding any other provision of this Section 5 or any payment schedule directed by a Director pursuant to Sections 5.6, 5.7 or 5.8 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine that part or all of the value of a Director's Deferred Stock Equivalent Account which has not actually been distributed to the Director is nevertheless required to be included in the Director's or beneficiary's gross income for federal income tax purposes, then the balance of the Deferred Stock Equivalent Account or the part thereof that was determined to be includable in gross income shall be distributed in shares of Stock to the Director or beneficiary, as the case may be, in a lump sum as soon as practicable after such determination, without any action or approval by the Administrative Committee. A "final determination" of the Internal Revenue Service for purposes of this
Section is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Director or beneficiary does not appeal within the time prescribed for appeals.

SECTION 6.  GENERAL CREDITOR STATUS.

         Each participating Director and beneficiary designated by a Director shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Director or beneficiary hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets and shall be solely the obligation of the Company. The Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and participating Directors that the Plan be "unfunded" for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA")).

SECTION 7.  CLAIMS PROCEDURES.

         If a claim for benefits made by any person (the "Applicant") is denied, the Administrative Committee shall furnish to the Applicant, within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice which: (i) specifies the reasons for the denial; (ii) refers to the pertinent provisions of the Plan on which the denial is based; (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary; and (iv) explains the claim review procedures. Upon the written request of the Applicant submitted within 60 days after receipt of such written notice, the Administrative Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim; (ii) permit the Applicant to submit to the Administrative Committee issues and comments in writing; and (iii) afford the Applicant an opportunity to meet with the Administrative Committee as a part of the review procedure. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Administrative Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

SECTION 8.  ASSIGNABILITY.

         The right of a Director and his beneficiary to receive payments or distributions hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer (other than by will or the laws of descent and distribution), assignment, pledge, encumbrance, attachment, or garnishment by creditors of a participating Director or his beneficiary.

SECTION 9.  PLAN TERMINATION, AMENDMENT AND MODIFICATION.

         The Plan shall automatically terminate at the close of business on the fifteenth anniversary of the effective date unless sooner terminated by the Board. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements, and, provided further that no termination, amendment or modification shall reduce the then existing balance of any Director's Deferred Stock Equivalent Account or otherwise adversely change the terms and conditions thereof without the Director's consent.

SECTION 10.  GOVERNING LAW/PLAN CONSTRUCTION.

         The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of New York. Nothing in this document shall be construed as an employment agreement or in any way impairing the right of the Company, the Board or its committees or the Company's shareholders, to remove a Director from service as a director, to refuse to renominate or reelect such person as a director, or to enforce the duly adopted retirement policies of the Board.

                              ACORN PRODUCTS, INC.
                  390 W. NATIONWIDE BLVD., COLUMBUS, OHIO 43215
                  ---------------------------------------------

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 30, 2001

         The undersigned stockholder of Acorn Products, Inc. (the "Company") hereby appoints A. Corydon Meyer and Robert J. Tannous or either of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel near Chicago's O'Hare airport, 8535 West Higgins Road, Chicago, Illinois, on Wednesday, May 30, 2001 at 10:30 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

1. ELECTION OF WILLIAM W. ABBOTT, MATTHEW S. BARRETT, JOHN J. KAHL, STEPHEN A. KAPLAN, JOHN L. MARIOTTI AND A. CORYDON MEYER AS DIRECTORS.
                  |_|  FOR
                  |_|  WITHHOLD AUTHORITY FOR EACH NOMINEE

         (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT
         NOMINEE'S NAME HERE:                                                 .)
                             -------------------------------------------------

2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL 2001.
                  |_|  FOR
                  |_|  AGAINST

3. APPROVE AN AMENDMENT INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S DEFERRED EQUITY COMPENSATION PLAN FOR DIRECTORS FROM 73,000 TO 200,000.
                  |_|  FOR
                  |_|  AGAINST

4. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued and to be signed on other side.)


                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated April 30, 2001, the Proxy Statement and the Annual Report on Form 10-K of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.


                                       Dated:                             , 2001
                                             -----------------------------


                                       -----------------------------------------
                                                      (Signature)


                                       -----------------------------------------
                                                      (Signature)

         SIGNATURE(S) SHALL AGREE WITH THE NAME(S) PRINTED ON THIS PROXY. IF SHARES ARE REGISTERED IN TWO NAMES, BOTH STOCKHOLDERS SHOULD SIGN THIS PROXY. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS